Exhibit 99.1

Park Sterling Corporation Announces
Fourth Quarter 2011 Results

Charlotte, NC – February 2, 2012 – Park Sterling Corporation (NASDAQ: PSTB), the holding company for Park Sterling Bank, today released unaudited results of operations and other financial information for the fourth quarter of 2011.  Highlights for the quarter include:

•	Generated net income of $658,000, or $0.02 per share, excluding merger-related expenses
•	Generated organic loan growth of $28.1 million, or 8% linked-quarter (31% annualized)
•	Decreased nonperforming loans $1.5 million, or 7%, to 2.62% of total loans (or 5.04% of total loans excluding acquisition)
•	Decreased net charge-offs $1.2 million, or 61%, to 0.51% of average loans annualized (or 0.85% of average loans excluding acquisition annualized)
•	Maintained strong ratio of tangible common equity to tangible assets of 16.74%
•	Completed merger with Community Capital and consolidated banks into single charter

“Park Sterling’s fourth quarter was marked by a return to operating profitability, strong organic loan growth, and continued progress in reducing problem assets,” said Jim Cherry, Chief Executive Officer. “As expected, our merger with Community Capital, which was completed on November 1, 2011, was immediately accretive to earnings and contributed to our reporting net income of $658,000, or $0.02 per share, for the quarter, excluding merger-related expenses. Also as expected, we realized the benefits of our organic growth initiatives, as loans increased by $28.1 million, or 31% annualized, excluding acquired loans. Importantly, asset quality also continued to improve. Nonperforming loans have now decreased by 53% and nonperforming assets by 40% since the fourth quarter of 2010, again excluding the merger.

We remain confident that our merger with Community Capital will prove to be transformational for our customers, employees, shareholders, and communities in 2012. We consolidated activities under a single bank charter on December 1, 2011, and now operate our 23 full-service branches and one loan production office under a new, unified Park Sterling brand. We have joined forces at every level of the new company to create a single organization, aligned to deliver exceptional banking products and services to both existing and prospective customers, utilizing the experience and knowledge of our bankers, and the strength of our balance sheet.

On the mergers and acquisitions front, we expect continued consolidation among community banks across Virginia and the Carolinas, driven in part by increased regulatory burden, uncertain economic conditions, distressed housing markets, and challenging capital markets. We remain active in seeking attractive partners who share our vision of creating a profitable, growing regional franchise, characterized by sound risk management, superior customer service, and exceptional customer relationships.”

Fourth Quarter 2011 Financial Results

Net Income (Loss)

Park Sterling reported net income of $658,000, or $0.02 per share, for the three months ended December 31, 2011, excluding pre-tax, merger-related expenses of $2.6 million.  This compares to a net loss of $1.1 million, or $0.04 per share, for the three months ended September 30, 2011, excluding pre-tax, merger-related expenses of $496,000. Including merger-related expenses, the company reported a net loss of $981,000, or $0.03 per share, for fourth quarter of 2011, which represented a 29% improvement from the $1.4 million net loss, or $0.05 per share, reported for the third quarter of 2011, and an 78% improvement from the $4.5 million net loss, or $0.16 per share, reported for the fourth quarter of 2010.

Net interest income doubled from $3.9 million for both the fourth quarter of 2010 and the third quarter of 2011 to $7.8 million for the fourth quarter of 2011.  This increase reflects the inclusion of two months of results from Community Capital in the fourth quarter of 2011, and continuing operating improvements at legacy Park Sterling. Results for the fourth quarter of 2011 also include $160,000 in estimated accretable yield and accretion from acquisition accounting adjustments for acquired loans. Net interest margin increased to 3.67% in the fourth quarter of 2011, representing a 98 basis point improvement from 2.69% in the third quarter of 2011 and a 122 basis point improvement from 2.45% in the fourth quarter of 2010. The increase in net interest margin reflects reduced earnings drag from decreased nonperforming loans at legacy Park Sterling, the inclusion of higher rate loans acquired with Community Capital, and reduced funding costs due, primarily, to improvements in funding mix that resulted from acquired core deposits. Core deposits, which exclude brokered deposits, represented approximately 66% of total funding at December 31, 2011, compared to approximately 50% at both September 30, 2011 and December 31, 2010.

Noninterest income for the fourth quarter increased to $1.4 million, compared to $111,000 in the third quarter of 2011, and compared to $43,000 in the fourth quarter of 2010. Our Wealth Management Group contributed $447,000 in noninterest income during two months of inclusion since the merger. Assets under management ended the period at $232.1 million, and assets held as custodian at $395.2 million. Our mortgage function contributed $297,000 in noninterest income since the merger, and originated $9.4 million in loans over that period. Service fees on deposit accounts contributed $241,000 in noninterest income during the fourth quarter of 2011, compared to $23,000 in the third quarter of 2011, and compared to $19,000 during the fourth quarter of 2010, due to the inclusion of Community Capital results.  BOLI income increased to $213,000 for the fourth quarter of 2011, compared to $52,000 for the third quarter of 2011, again primarily due to the inclusion of Community Capital results.

Noninterest expense increased to $10.0 million for the fourth quarter of 2011, compared to $5.2 million for the third quarter of 2011, and $3.5 million for the fourth quarter of 2010.  The increase from the prior quarter resulted primarily from the inclusion of two months of results from Community Capital.  The increase from the prior year resulted both from the merger with Community Capital and from expenses related to Park Sterling’s organic growth initiatives, including expenses for the three de novo offices opened during 2011. Noninterest expenses for the fourth quarter of 2011 included $2.6 million in merger-related expenses, compared to $496,000 in merger-related expenses for the third quarter of 2011. There were no merger-related expenses in the fourth quarter of 2010.

For the full year of 2011, Park Sterling reported a net loss of $8.4 million, or $0.29 per share, compared to a net loss of $7.9 million, or $0.58 per share, for 2010.  Net interest income increased to $19.4 million, or 29%, compared to $15.0 million the prior year, reflecting both the inclusion of Community Capital results for two months and higher average earning asset balances from investing net proceeds from the August 2010 initial public offering. Provision expense decreased to $9.4 million, or 45%, compared to $17.0 million the prior year, reflecting improved asset quality.  Noninterest income increased to $1.6 million from $130,000, primarily due to the Community Capital merger. Noninterest expense increased to $25.0 million from $11.1 million, including $3.3 million in merger-related expenses. This increase resulted both from the merger with Community Capital and from increased personnel and professional expenses related to Park Sterling’s growth initiatives.

Asset Quality

Asset quality continued to improve during the fourth quarter of 2011. Nonperforming loans, which included $3.7 million in performing troubled debt restructurings (TDRs), decreased $1.5 million, or 7%, to $19.9 million, or 2.62% of total loans (5.04% of total loans excluding acquisition) at December 31, 2011. This compares to $21.4 million, or 5.84% of total loans, at September 30, 2011. Compared to prior year results, nonperforming loans at December 31, 2011 decreased $22.2 million, or 53%, from $42.1 million, or 10.53% of total loans, at December 31, 2010.

Nonperforming assets, which included a $1.6 million nonperforming loan held for sale (that moved to OREO in January 2012 and is currently under contract for sale) and $9.6 million of acquired OREO, increased $7.2 million, or 25%, to $35.9 million, or 3.22% of total assets at December 31, 2011.  This compares to $28.7 million, or 4.93% of total assets, at September 30, 2011. Compared to prior year results, nonperforming assets at December 31, 2011 decreased $7.5 million, or 17%, from $43.4 million, or 7.04% of total assets, at December 31, 2010.

Net charge-offs decreased $1.2 million, or 61%, to $790,000, representing 0.51% of average loans (annualized), compared to $2.0 million, or 2.19% of average loans (annualized) in the third quarter of 2011.  Excluding acquired loans, net charge-offs of $790,000 for the fourth quarter represented 0.85% of average loans (annualized). This compares to net charge-offs in the fourth quarter of 2010 of $9.0 million, or 8.86% of average loans (annualized).

The allowance for loan losses was $10.2 million, or 1.34% of total loans at December 31, 2011, compared to $9.8 million, or 2.68% of total loans, at September 30, 2011. The increase in total allowance supported growth in originated net loans during the quarter. The decrease in allowance percentage resulted from including acquired loans in the ratio, for which no allowance was estimated at quarter-end given management’s judgment that net acquisition accounting adjustments adequately address estimated loss in acquired loans. Excluding acquired loans, the allowance at December 31, 2011 represented 2.57% of total loans. The decrease in allowance percentage, excluding acquired loans, reflects improvements in asset quality during the quarter. The allowance at December 31, 2011 compares to an allowance of $12.4 million, or 3.11% at December 31, 2010. This decrease in allowance also reflects improvements in asset quality, over the twelve months.

The company introduced certain enhancements to the quantitative component of its allowance methodology during the fourth quarter of 2011. The methodology currently segregates loans by product type in addition to the previous segregation by internal risk grade. The methodology also now utilizes actual, internal historical loss rates (backward-looking) for its primary quantitative factor in estimating inherent losses in Park Sterling’s performing loans, and maintains its traditional risk grade factors (forward-looking) as a secondary quantitative factor. Management believes these enhancements both strengthen the granularity of our allowance methodology and broaden its perspective. The enhanced methodology did not have a material impact on the estimated allowance at December 31, 2011, compared to estimates that would have been produced under the previous methodology.

Balance Sheet and Capital

Total assets increased $530.8 million, or 91%, in the fourth quarter of 2011 compared to the third quarter of 2011, primarily due to the merger with Community Capital. Net loans increased $391.3 million, or 109%, investment securities increased $79.5 million, or 61%, and bank-owned life insurance increased $18.2 million, or 226%, for the period. The merger also resulted in the recognition of a $4.0 million core deposit intangible and $428 thousand of goodwill at December 31, 2011. Excluding acquired loans, Park Sterling generated an increase of $28.1 million, or 8% (31% annualized), in loans in the fourth quarter of 2011 through organic growth initiatives, including $3.2 million in loans originated through legacy-CapitalBank offices.

Total assets increased $497.1 million, or 81%, during 2011 compared to December 31, 2010, again primarily due to the merger with Community Capital. Net loans increased $361.5 million, or 93%, which is lower than loan growth reported on a linked quarter basis due to the resolution of problem credits and a managed decrease in construction and development loans at legacy Park Sterling during the year. Investment securities increased $69.6 million, or 49%.  Cash, interest earning balances and Federal funds sold decreased $36.8 million, or 56%. This decrease resulted both from an $8 million investment in bank-owned life insurance during the third quarter of 2011, which is included in other assets, and from management’s decision to reduce certain lower yielding interest-earning assets at legacy Park Sterling during the year.

Loan mix, which improved materially over the last twelve months, was also positively impacted by the merger based on current estimates of acquisition accounting adjustments, as allocated by loan type. The combination of commercial and industrial loans and owner-occupied commercial real estate loans represented 31% of total loans at December 31, 2011, compared to 30% at September 30, 2011 and 26% at December 31, 2010.  Non-owner-occupied commercial real estate loans represented 26% of total loans at December 31, 2011, compared to 30% the prior quarter and 28% the prior year.  Construction and development loans represented 16% of total loans at December 31, 2011, compared to 15% at September 30, 2011 and 24% at December 31, 2010. HELOCs represented 12% of total loans at December 31, 2011, compared to 15% in the prior quarter and 14% the prior year. Finally, 1-4 family loans represented 11% of total loans at December 31, 2011, compared to 5% in both the prior quarter and the prior year.

Total deposits increased $471.6 million, or 126%, compared to the third quarter of 2011, primarily due to the merger with Community Capital, and deposit mix continued to improve. Demand deposits increased $99.8 million, or 233%, and represented 17% of total deposits at December 31, 2011, compared to 11% at September 30, 2011 and 9% at December 31, 2010. Money market, NOW and savings deposits increased $214.0 million, or 178%, and represented 39% of total deposits at December 31, 2011, compared to 32% the prior quarter and 18% the prior year. Time deposits increased $157.9 million, or 74%, and represented 44% of total deposits at December 31, 2011, compared to 57% the prior quarter and 74% the prior year.

Core deposits improved to 85% of total deposits at December 31, 2011, compared to 77% at September 30, 2011 and 74% at December 31, 2010.  Brokered deposits increased by $37.8 million, or 44%, during the fourth quarter, as new offerings were utilized to partially fund repayment of fixed rate FHLB borrowings at Community Capital. Total borrowings increased $34.1 million, or 122%, compared to the prior quarter, due primarily to the merger. Borrowings currently include $5.4 million of Tier 1 eligible subordinated debt from Community Capital and $6.9 million of Tier 2 eligible subordinated debt from legacy Park Sterling.

Shareholders’ equity increased $15.4 million, or 9%, to $190.1 million at December 31, 2011 compared to $174.6 million at September 30, 2011.  The increase resulted primarily from the issuance of 4,024,269 shares as consideration in the Community Capital merger, which represented $15.5 million of equity capital. Tangible common equity as a percentage of tangible assets remained very strong at 16.74%, even though it decreased from 29.98% the prior quarter due to the merger.  Tier 1 leverage ratio also remained very strong at 14.93%, even though it decreased from 27.17% the prior quarter.

During the first quarter of 2011, and as contemplated in the 2010 equity offering, 568,260 shares of restricted stock were issued but will not vest until the Company’s share price achieves certain performance thresholds above the equity offering price (these restricted stock awards vest one-third each at $8.125, $9.10 and $10.40 per share, respectively). Accordingly, these additional shares have been excluded from earnings and tangible book value per share calculations.

*                      *                      *                      *                      *                      *                      *

Conference Call

A conference call will be held at 8:30 a.m., Eastern Time this morning (February 2, 2011).  The conference call can be accessed by dialing (877) 317-6789 and requesting the Park Sterling Corporation earnings call.  Listeners should dial in 10 minutes prior to the start of the call. The live webcast and presentation slides will be available on www.parksterlingbank.com under Investor Relations, “Investor Presentations.”

A replay of the webcast will be available on www.parksterlingbank.com under Investor Relations, “Investor Presentations” shortly following the call.  A replay of the conference call can be accessed one hour after the call by dialing (877) 344-7529, conference number 10009544.

About Park Sterling Corporation
Park Sterling Corporation is the holding company for Park Sterling Bank, headquartered in Charlotte, North Carolina. Park Sterling’s primary focus is to provide financial services to small and mid-sized businesses, owner-occupied and income producing real estate owners, professionals and consumers doing business or residing within its target markets. Park Sterling offers a full array of banking services, including a diverse wealth management group. Park Sterling is committed to building a banking franchise across the Carolinas and Virginia that is noted for sound risk management, superior customer service and exceptional client relationships. For more information, visit www.parksterlingbank.com. Park Sterling’s shares are traded on NASDAQ under the symbol PSTB.

Non-GAAP Measures
Tangible assets, tangible common equity, tangible book value, earnings (loss) excluding merger-related expenses, asset quality measures excluding the effects of the merger, loan growth excluding the effects of the merger, and related ratios and EPS measures, as used throughout this release, are non-GAAP financial measures. Management uses tangible assets, tangible common equity and tangible book value and related ratios to evaluate the adequacy of shareholders’ equity and to facilitate comparisons with peers. Management uses asset quality measures excluding acquisitions to evaluate both its asset quality and asset quality trends, and to facilitate comparisons with peers. Management uses loan growth excluding acquired loans to evaluate its organic growth and to facilitate comparisons with peers. Management uses earnings (loss) excluding merger-related expenses and related EPS measures to evaluate core earnings (loss). For additional information, see “Reconciliation of Non-GAAP Measures” in the accompanying tables.

Cautionary Statement Regarding Forward Looking Statements
This news release contains, and Park Sterling Corporation (“Park Sterling”) and its management may make, certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts and often use words such as “may,” “plan,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” “will,” “goal,” “target” and similar expressions. These forward-looking statements express management’s current expectations, plans or forecasts of future events, results and condition, including financial and other estimates and expectations regarding the merger with Community Capital Corporation, the  general business strategy of engaging in bank mergers, organic growth including branch openings and anticipated asset size, expansion or addition of product capabilities, anticipated loan growth, refinement of the loan loss allowance methodology, recruiting of key leadership positions, increases in net interest margin, changes in loan mix, changes in deposit mix, capital and liquidity levels, net interest income, noninterest income, credit trends and conditions, including loan losses, allowance, charge-offs, delinquency trends and nonperforming loan and nonperforming asset levels, residential sales activity and other similar matters. These statements are not guarantees of future results or performance and by their nature involve certain risks and uncertainties that are based on management’s beliefs and assumptions and on the information available to management at the time that these disclosures were prepared. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements.

You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed in any of Park Sterling’s filings with the SEC: failure to realize synergies and other financial benefits from the merger with Community Capital within the expected time frame; increases in expected costs or difficulties related to integration of the Community Capital merger; inability to identify and successfully negotiate and complete additional combinations with potential merger partners or to successfully integrate such businesses into Park Sterling, including the company’s ability to realize the benefits and cost savings from and limit any unexpected liabilities acquired as a result of any such business combination; the effects of continued negative economic conditions, including stress in the commercial real estate markets or delay or failure of recovery in the residential real estate markets; changes in consumer and investor confidence and the related impact on financial markets and institutions; changes in interest rates; failure of assumptions underlying the establishment of our allowance; deterioration in the credit quality of our loan portfolios or in the value of the collateral securing those loans or in the value of guarantor support for those loans, where applicable; deterioration in the value of securities held in our investment securities portfolio; failure of assumptions underlying the utilization of our deferred tax assets; legal and regulatory developments; increased competition from both banks and nonbanks; changes in accounting standards, rules and interpretations, inaccurate estimates or assumptions in accounting, including accounting for purchase credit impaired loans under ASC 310-30,  and the impact on Park Sterling’s financial statements; Park Sterling’s ability to attract and retain new employees; and management’s ability to effectively manage credit risk, market risk, operational risk, legal risk, and regulatory and compliance risk.

Forward-looking statements speak only as of the date they are made, and Park Sterling undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

###
For additional information contact:

David Gaines
Chief Financial Officer
(704) 716-2134
dgaines@parksterlingbank.com

PARK STERLING CORPORATION
CONDENSED INCOME STATEMENT
THREE MONTH RESULTS
($ in thousands, except per share amounts)	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010*
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Interest income
Loans, including fees	$8,285	$4,283	$4,450	$4,758	$4,984
Federal funds sold	5	22	33	30	46
Taxable investment securities	837	681	684	681	587
Tax-exempt investment securities	184	181	181	171	160
Interest on deposits at banks	29	44	11	14	16
Total interest income	9,340	5,211	5,359	5,654	5,793
Interest expense
Money market, NOW and savings deposits	269	158	176	141	132
Time deposits	836	868	1,080	1,226	1,435
Short-term borrowings	1	1	1	-	1
FHLB advances	135	140	141	141	140
Subordinated debt	286	190	189	190	188
Total interest expense	1,527	1,357	1,587	1,698	1,896
Net interest income	7,813	3,854	3,772	3,956	3,897
Provision for loan losses	1,111	568	3,245	4,462	8,237
Net interest income (loss) after provision	6,702	3,286	527	(506)	(4,340)
Noninterest income
Service charges on deposit accounts	241	23	25	26	19
Income from fiduciary activities	418	-	-	-	-
Commissions from sales of mutual funds	29	-	-	-	-
Gain on sale of securities available for sale	-	-	1	19	-
Gain on sale of loans held for sale	297	-	-	-	-
Income from bank owned life insurance	213	52	-	-	-
Other noninterest income	221	36	18	27	24
Total noninterest income	1,419	111	44	72	43
Noninterest expenses
Salaries and employee benefits	6,245	3,051	2,975	2,507	2,114
Occupancy and equipment	662	369	301	256	250
Advertising and promotion	132	115	87	38	50
Legal and professional fees	505	721	1,205	307	208
Deposit charges and FDIC insurance	116	134	196	287	185
Data processing and outside service fees	402	142	128	123	109
Directors fees	94	45	45	41	182
Intangible amortization	68	-	-	-	-
Net cost of operation of other real estate	400	101	93	235	16
Loan and collection expense	255	180	109	86	63
Postage and supplies	279	58	47	39	40
Operational charge-offs	225	-	9	1	-
Other tax expenses	85	83	83	50	24
Other noninterest expense	566	217	196	264	307
Total noninterest expenses	10,034	5,216	5,474	4,234	3,548
Income (loss) before income taxes	(1,913)	(1,819)	(4,903)	(4,668)	(7,845)
Income tax expense (benefit)	(932)	(443)	(1,789)	(1,781)	(3,324)
Net income (loss)	$(981)	$(1,376)	$(3,114)	$(2,887)	$(4,521)

Earnings (loss) per share, fully diluted	$(0.03)	$(0.05)	$(0.11)	$(0.10)	$(0.16)
Weighted average diluted shares	30,719,363	28,051,098	28,051,098	28,051,098	28,051,098

* Derived from audited financial statements.

PARK STERLING CORPORATION
CONDENSED INCOME STATEMENT
TWELVE MONTH RESULTS
($ in thousands, expect per share amounts)	December 31,	December 31,
	2011	2010*
	(Unaudited)
Interest income
Loans, including fees	$21,776	$20,260
Federal funds sold	90	107
Taxable investment securities	2,883	1,567
Tax-exempt investment securities	716	642
Interest on deposits at banks	99	66
Total interest income	25,564	22,642
Interest expense
Money market, NOW and savings deposits	743	408
Time deposits	4,011	5,869
Short-term borrowings	3	9
FHLB advances	557	563
Subordinated debt	855	758
Total interest expense	6,169	7,607
Net interest income	19,395	15,035
Provision for loan losses	9,385	17,005
Net interest income (loss) after provision	10,010	(1,970)
Service charges on deposit accounts	315	66
Income from fiduciary activities	418	-
Commissions from sales of mutual funds	29	-
Gain on sale of securities available for sale	20	19
Gain on sale of loans held for sale	297	-
Income from bank owned life insurance	265	-
Other noninterest income	303	45
Total noninterest income	1,647	130
Noninterest expenses
Salaries and employee benefits	14,778	6,442
Occupancy and equipment	1,588	916
Advertising and promotion	372	287
Legal and professional fees	2,738	445
Deposit charges and FDIC insurance	733	728
Data processing and outside service fees	794	411
Directors fees	225	392
Intangible amortization	68	-
Net cost of operation of other real estate	829	411
Loan and collection expense	630	224
Postage and supplies	423	145
Operational charge-offs	236	-
Other tax expenses	303	95
Other noninterest expense	1,242	561
Total noninterest expenses	24,959	11,057
Income (loss) before income taxes	(13,302)	(12,897)
Income tax expense (benefit)	(4,944)	(5,038)
Net income (loss)	$(8,358)	$(7,859)

Earnings (loss) per share, fully diluted	$(0.29)	$(0.58)
Weighted average diluted shares	28,723,647	13,558,221

* Derived from audited financial statements.

PARK STERLING CORPORATION
CONDENSED BALANCE SHEETS
($ in thousands)	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010*
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS
Cash and due from banks	$18,427	$14,962	$14,349	$54,192	$2,433
Interest earning balances at banks	10,115	36,311	8,571	3,796	5,040
Investment securities available-for-sale	210,146	130,667	146,734	112,273	140,590
Nonmarketable equity securities	8,511	1,968	1,985	2,012	1,859
Federal funds sold	-	5,295	44,060	57,525	57,905
Loans held for sale	6,254	1,559	1,600	-	-
Loans	759,047	367,412	380,365	388,187	399,829
Allowance for loan losses	(10,154)	(9,833)	(11,277)	(11,768)	(12,424)
Net loans	748,893	357,579	369,088	376,419	387,405

Premises and equipment	24,515	5,335	4,862	4,526	4,477
Other real estate owned	14,403	5,691	3,470	1,565	1,246
Bank owned life insurance	26,223	8,052	-	-	-
Goodwill	428
Intangible assets	4,022	-	-	-	-
Deferred tax asset	29,164	10,144	7,437	7,437	7,437
Other assets	12,122	4,820	8,512	8,671	7,716

Total assets	$1,113,223	$582,383	$610,668	$628,416	$616,108

LIABILITIES AND SHAREHOLDERS' EQUITY	530,840
	0.91
Deposits:
Demand noninterest-bearing	$142,652	$42,890	$42,156	$37,098	$36,333
Money market, NOW and savings	333,968	120,017	110,874	107,186	71,666
Time deposits	370,017	212,085	250,876	277,228	299,821
Total deposits	846,637	374,992	403,906	421,512	407,820

Short-term borrowings	9,765	1,083	1,661	1,213	874
FHLB advances	40,000	20,000	20,000	20,000	20,000
Subordinated debt	12,296	6,895	6,895	6,895	6,895
Accrued expenses and other liabilities	14,470	4,796	4,622	4,026	3,418
Total liabilities	923,168	407,766	437,084	453,646	439,007

Shareholders' equity:
Common stock	32,644	28,619	28,619	28,619	130,438
Additional paid-in capital	172,390	160,368	159,890	159,367	57,102
Accumulated deficit	(17,859)	(16,878)	(15,502)	(12,388)	(9,501)
Accumulated other comprehensive income (loss)	2,880	2,508	577	(828)	(938)
Total shareholders' equity	190,055	174,617	173,584	174,770	177,101

Total liabilities and shareholders' equity	$1,113,223	$582,383	$610,668	$628,416	$616,108

Common shares issued and outstanding	32,643,627	28,619,358	28,619,358	28,619,358	28,051,098

* Derived from audited financial statements.

PARK STERLING CORPORATION
SUMMARY OF LOAN PORTFOLIO
($ in thousands)	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010*
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Commercial:
Commercial and industrial	$80,381	$44,939	$45,056	$48,107	$48,401
Commercial real estate - owner-occupied	158,476	71,549	66,157	55,019	56,016
Commercial real estate - investor income producing	195,691	108,558	111,349	113,612	110,407
Acquisition, construction and development	92,591	51,522	64,662	75,977	87,846
Other commercial	15,743	3,193	2,561	2,977	2,298
Total commercial loans	542,882	279,761	289,785	295,692	304,968

Consumer:
Residential mortgage	84,122	19,816	21,767	25,034	21,716
Home equity lines of credit	93,168	56,787	56,481	53,725	56,968
Residential construction	27,263	4,787	6,048	7,018	9,051
Other loans to individuals	11,279	6,530	6,494	6,811	7,245
Total consumer loans	215,833	87,920	90,790	92,588	94,980
Total loans	758,714	367,681	380,575	388,280	399,948
Deferred costs (fees)	333	(269)	(210)	(93)	(119)
Total loans, net of deferred costs (fees)	$759,047	$367,412	$380,365	$388,187	$399,829

* Derived from audited financial statements.

PARK STERLING CORPORATION
ALLOWANCE FOR LOAN LOSSES
THREE MONTH RESULTS
($ in thousands)	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010*
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Beginning of period allowance	$9,833	$11,277	$11,768	$12,424	$13,150
Provision for loan losses	1,111	568	3,245	4,462	8,237
Loans charged-off	1,297	2,113	4,096	5,581	9,000
Recoveries of loans charged-off	507	101	360	463	37
End of period allowance	10,154	9,833	11,277	11,768	12,424

Net loans charged-off	$790	$2,012	$3,736	$5,118	$8,963
Annualized net charge-offs	0.51%	2.19%	3.87%	5.16%	8.86%

* Derived from audited financial statements.

PARK STERLING CORPORATION
AVERAGE BALANCE SHEETS AND NET INTEREST ANALYSIS
THREE MONTHS
($ in thousands)	December 31, 2011			December 31, 2010
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Assets
Interest-earning assets:
Loans with fees (1)	$622,823	$8,285	5.28%	$404,664	$4,984	4.89%
Fed funds sold	9,326	5	0.21%	79,732	46	0.23%
Taxable investment securities	158,968	794	2.00%	123,791	587	1.90%
Tax-exempt investment securities	16,979	184	4.33%	14,598	160	4.38%
Other interest-earning assets	36,402	72	0.78%	7,435	16	0.85%

Total interest-earning assets	844,498	9,340	4.39%	630,220	5,793	3.65%

Allowance for loan losses	(9,228)			(12,961)
Cash and due from banks	16,863			5,633
Premises and equipment	18,246			4,550
Goodwill	836			-
Intangible assets	2,335			-
Other assets	64,619			13,139

Total assets	$938,169			$640,581

Liabilities and shareholders' equity
Interest-bearing liabilities:
Interest-bearing demand	$58,098	$25	0.17%	$11,012	$3	0.11%
Savings and money market	204,792	244	0.47%	65,538	129	0.78%
Time deposits - core	211,152	481	0.90%	200,432	898	1.78%
Time deposits - brokered	96,523	355	1.46%	110,311	537	1.93%
Total interest-bearing deposits	570,565	1,105	0.77%	387,293	1,567	1.61%
Federal Home Loan Bank advances	44,313	135	1.21%	20,000	140	2.78%
Subordinated debt	10,781	286	10.52%	6,895	188	10.82%
Other borrowings	1,526	1	0.26%	1,885	1	0.21%
Total borrowed funds	56,620	422	2.96%	28,780	329	4.54%

Total interest-bearing liabilities	627,185	1,527	0.97%	416,073	1,896	1.81%

Net interest rate spread		7,813	3.42%		3,897	1.84%

Noninterest-bearing demand deposits	113,082			36,052
Other liabilities	12,165			4,593
Shareholders' equity	185,737			183,863

Total liabilities and shareholders' equity	$938,169			$640,581

Net interest margin			3.67%			2.45%

(1) Average loan balances include nonaccrual loans.

PARK STERLING CORPORATION
SELECTED RATIOS
($ in thousands, except per share amounts)	December 31,	September 30,	June 30,	March 31.	December 31,
	2011	2011	2011	2011	2010*
	Unaudited	Unaudited	Unaudited	Unaudited
ASSET QUALITY
Nonaccrual loans	$16,256	$19,448	$25,565	$34,027	$40,911
Troubled debt restructuring	3,666	2,001	2,002	1,198	1,198
Nonperforming loans	19,922	21,449	27,566	35,225	42,109
OREO	14,403	5,691	3,470	1,565	1,246
Loans held for sale	1,560	1,559	1,600	-	-
Nonperforming assets	35,885	28,699	32,637	36,790	43,356
Past due 30-59 days (and still accruing)	2,401	655	-	3,469	-
Past due 60-89 days (and still accruing)	924	819	-	-	-
Past due 90 days plus (and still accruing)	-	-	-	-	-

Nonperforming loans to total loans	2.62%	5.84%	7.25%	9.07%	10.53%
Nonperforming assets to total assets	3.22%	4.93%	5.34%	5.85%	7.04%
Allowance to total loans	1.34%	2.68%	2.96%	3.03%	3.11%
Allowance to nonperforming loans	50.97%	45.84%	40.91%	33.41%	29.50%
Allowance to nonperforming assets	28.30%	34.26%	34.55%	31.99%	28.66%

CAPITAL
Book value per share	$5.93	$6.22	$6.19	$6.23	$6.31
Tangible book value per share	$5.79	$6.22	$6.19	$6.23	$6.31
Common shares outstanding	32,643,627	28,619,358	28,619,358	28,619,358	28,051,098
Dilutive common shares outstanding	32,075,367	28,051,098	28,051,098	28,051,098	28,051,098

Tier 1 capital	$158,027	$162,207	$166,762	$170,120	$173,395
Tier 2 capital	17,049	13,124	12,143	12,123	12,373
Total risk based capital	175,076	175,331	178,905	182,243	185,768
Risk weighted assets	817,653	439,708	413,846	411,689	431,324
Average assets for leverage ratio	1,058,122	596,997	616,034	604,498	637,650

Tier 1 ratio	19.33%	36.89%	40.30%	41.32%	40.20%
Total risk based capital ratio	21.41%	39.87%	43.23%	44.27%	43.07%
Tier 1 leverage ratio	14.93%	27.17%	27.07%	28.14%	27.19%
Tangible common equity to tangible assets	16.74%	29.98%	28.43%	27.81%	28.75%

LIQUIDITY
Net loans to total deposits	88.46%	95.36%	91.38%	89.30%	94.99%
Liquidity ratio	25.36%	49.70%	53.09%	53.99%	50.48%

INCOME STATEMENT (THREE MONTH RESULTS; ANNUALIZED)
Return on Average Assets	-0.42%	-0.91%	-2.00%	-1.93%	-2.81%
Return on Average Equity	-2.11%	-3.16%	-7.12%	-6.60%	-9.75%
Net interest margin (tax equivalent)	3.67%	2.69%	2.60%	2.76%	2.52%

INCOME STATEMENT (ANNUAL RESULTS)
Return on Average Assets	-1.20%	n/a	n/a	n/a	-1.46%
Return on Average Equity	-4.69%	n/a	n/a	n/a	-8.00%
Net interest margin (tax equivalent)	2.99%	n/a	n/a	n/a	2.95%

* Derived from audited financial statements.

Non-GAAP Measures
Tangible assets, tangible common equity, tangible book value, earnings (loss) excluding merger-related expenses, asset quality measures excluding the effects of the merger, loan growth excluding acquired loans, and related ratios and EPS measures, as used throughout this release, are non-GAAP financial measures. A reconciliation of these non-GAAP measures to the most comparable GAAP measures is provided below.

PARK STERLING CORPORATION
RECONCILIATION OF NON-GAAP MEASURES
($ in thousands, except per share amounts)
	December 31,	September 30,	June 30,	March 31,	December 31,
	2011	2011	2011	2011	2010*
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Tangible assets
Total assets	$1,113,223	$582,383	$610,668	$628,416	$616,108
Less: intangible assets	4,450	-	-	-	-
Tangible assets	$1,108,773	$582,383	$610,668	$628,416	$616,108

Tangible common equity
Total common equity	$190,055	$174,617	$173,584	$174,770	$177,101
Less: intangible assets	4,450	-	-	-	-
Tangible common equity	$185,605	$174,617	$173,584	$174,770	$177,101

Tangible book value per share
Issued and outstanding shares	32,643,627	28,619,358	28,619,358	28,619,358	28,051,098
Add: dilutive stock options	-	-	-	-	-
Deduct: nondilutive restricted awards	568,260	568,260	568,260	568,260	-
Period end dilutive shares	32,075,367	28,051,098	28,051,098	28,051,098	28,051,098

Tangible common equity	$185,605	$174,617	$173,584	$174,770	$177,101
Divided by: period end dilutive shares	32,075,367	28,051,098	28,051,098	28,051,098	28,051,098
Tangible common book value per share	$5.79	$6.22	$6.19	$6.23	$6.31

Earnings per share (excluding merger-related expenses)
Net income (loss)	$(981)	$(1,376)	$(3,114)	$(2,887)	$(4,521)
Plus: merger-related expenses	2,609	496	632	75	-
Less: related income tax expense	(970)	(174)	(231)	-	-
Net income (loss) (excluding merger-related expenses)	$658	$(1,054)	$(2,713)	$(2,812)	$(4,521)

Divided by: weighted average dilutive shares	30,719,363	28,051,098	28,051,098	28,051,098	28,051,098
Earnings per share (excluding merger-related expenses)	$0.02	$(0.04)	$(0.10)	$(0.10)	$(0.16)

Asset quality measures excluding acquisition
Total loans	$759,047	$367,412	$380,365	$388,187	$399,829
Less: loans acquired with Community Capital	(363,539)	-	-	-	-
Loans excluding acquired loans (originated loans)	$395,508	$367,412	$380,365	$388,187	$399,829

Total nonperforming assets	$35,885	$28,699	$32,637	$36,790	$43,356
Less: nonpeforming assets acquired with Community Capital	(9,762)	-	-	-	-
Nonperforming assets excluding acquisition	$26,123	$28,699	$32,637	$36,790	$43,356

Nonperforming loans	$19,922	$21,449	$27,566	$35,225	$42,109
Divided by: loans excluding acquisition	395,508	367,412	380,365	388,187	399,829
Nonperforming loans to loans excluding acquisition	5.04%	5.84%	7.25%	9.07%	10.53%

Allowance for loan losses	$10,154	$9,833	$11,277	$11,768	$12,424
Divided by: loans excluding acquisition	395,508	367,412	380,365	388,187	399,829
Allowance for loan losses to loans excluding acquisition	2.57%	2.68%	2.96%	3.03%	3.11%

Average loans	$622,823	$367,096	$385,893	$397,066	$404,644
Less: average loans related to Community Capital	(251,233)	-	-	-	-
Average loans excluding acquisition	$371,590	$367,096	$385,893	$397,066	$404,644

Net charge-offs	$790	$2,012	$3,736	$5,118	$8,963
Divided by: average loans excluding acquisition	372,661	367,096	385,893	397,066	404,644
Annualized net charge-offs to average loans excluding acquisition	0.85%	2.19%	3.87%	5.16%	8.86%

* Derived from audited financial statements.